As filed with the Securities and Exchange Commission on May 25, 2011

Registration Statement File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 MULTIBAND CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	4813	41-1255001
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9449 Science Center Drive
New Hope, MN 55428
(763) 504-3000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James L. Mandel
Chief Executive Officer
Multiband Corporation
9449 Science Center Drive
New Hope, MN 55428
(763) 504-3000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Philip T. Colton Karen V. Bertulli Winthrop & Weinstine, P.A. 225 South Sixth Street, Suite 3500 Minneapolis, Minnesota 55402 Telephone: (612) 604-6400 Facsimile: (612) 604-6800	Steven M. Bell Esq. Multiband Corporation 9449 Science Center Drive New Hope, MN 55428	W. Morgan Burns Jonathan R. Zimmerman Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Telephone: (612) 766-7000 Facsimile: (612) 766-1600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-169255

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amounts to be Registered (shares) (1) (2)	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Shares of Common Stock, par value $0.001 per share	1,380,000 shares	$3.00	$4,140,000	$481

(1)	The 1,380,000 shares being registered under this Registration Statement are in addition to the 11,500,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-169255).
(2)
Includes 180,000 shares of common stock issuable upon exercise of the underwriters’ over-allotment option (1,500,000 additional shares issuable upon exercise of the underwriters’ over-allotment option were previously registered pursuant to the Registration Statement on Form S-1 (File No. 333-169255)).

(3)	Based on the public offering price.
(4)	The Registrant previously paid $5,114 in connection with its Registration Statement on Form S-1 (Registration No. 333-169255).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE ACT.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to an increase in the proposed maximum offering price of the common stock (“Common Stock”), of Multiband Corporation, a Minnesota corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm.  This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-169255) (the “Original Registration Statement”), initially filed by the Registrant on September 7, 2010 and declared effective by the Securities and Exchange Commission on May 25, 2011.  The Registrant is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price for the Common Stock offered to reflect the actual public offering of 11,200,000 shares of the Common Stock, plus an over-allotment option of 1,680,000 shares, at a price of $3.00 per share for a total maximum offering price of $38,640,000.  Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Hope, State of Minnesota on May 25, 2011.

MULTIBAND CORPORATION

By:	/s/ James L. Mandel
James L. Mandel Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James L. Mandel James L. Mandel	Chief Executive Officer and Director (principal executive officer)	May 25, 2011
/s/ Steven M. Bell Steven M. Bell	General Counsel, Chief Financial Officer and Director (principal financial and accounting officer)	May 25, 2011
* Frank Bennett	Director	May 25, 2011
* John Dodge	Director	May 25, 2011
* Eugene Harris	Director	May 25, 2011
* Donald Miller	Director	May 25, 2011

*By Steven M. Bell, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Winthrop & Weinstine, P.A.
23.1	Consent of Baker Tilly Virchow Krause, LLP
23.2	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-169255), initially filed by the Registrant on September 7, 2010 and declared effective by the Securities and Exchange Commission on May 25, 2011.